EX 23.1
                          INDEPENDENT AUDITORS' CONSENT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated October 11, 2004, relating to the consolidated financial statements of Elite Cosmetics, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ Gately & Associates, LLC
-----------------------
Gately & Associates, LLC.
Altamonte Springs, FL.

July 18, 2006